Exhibit 10.33
AMENDED AND RESTATED
P.F. CHANG’S CHINA BISTRO, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
1. Establishment and Objectives of the Plan
     P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), by action of its Board of Directors (the “Board”), adopted this P.F. Chang’s China Bistro, Inc. Non-Employee Director Compensation Plan (the “Plan”) for the benefit of Non-Employee Directors of the Company, effective April 17, 2008. The Plan was first amended and restated effective April 28, 2009, and is hereby amended and restated effective as of April 22, 2010. The Plan is a deferred compensation plan intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining Non-Employee Directors and by providing Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company. All equity-based awards under this Plan shall be made pursuant to an Equity Plan.
2. Definitions
     As used in the Plan, the following definitions apply to the terms indicated below.
     (a) “Account” means a bookkeeping reserve account to which Restricted Stock Units and Stock-Based Awards are credited on behalf of Non-Employee Directors.
     (b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships), as determined by the Board.
     (c) “Annual Meeting” means the annual meeting of stockholders of the Company held on the relevant Annual Meeting Date.
     (d) “Annual Meeting Date” means the date of the Company’s Annual Meeting for the relevant Plan Year.
     (e) “Annual Retainer” means the retainer fee established by the Board in accordance with Section 4.1 and payable to a Non-Employee Director for services performed as a member of the Board of Directors.
     (f) “Appointment Date” means the date that a New Director first joins the Board as a Non-Employee Director, provided such date is not an Annual Meeting Date.
     (g) “Award” means a Restricted Stock Unit granted under the Equity Plan as provided in the Plan as set forth herein, and a Cash-Settled Stock Appreciation Right, Option, or Stock-Based Award granted under the Equity Plan as provided in the Plan prior to its amendment and restatement as set forth herein.
     (h) “Board” or “Board of Directors” means the Board of Directors of the Company.

     (i) “Cash-Settled Stock Appreciation Right” means a Stock Appreciation Right settled and paid in cash granted pursuant to the Equity Plan and the Plan prior to the amendment and restatement of the Plan as set forth herein.
     (j) “Change in Control” means the occurrence of any of the following:
          (1) an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred (the “Transferee”) as the case may be; or
          (2) the liquidation of the Company.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
     (k) “Change in Control Event” shall have the meaning ascribed thereto under Code Section 409A(a)(2)(A)(v) with respect to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.
     (l) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.
     (m) “Common Stock” means the Company’s common stock, par value $0.001 per share.
     (n) “Company” means P.F. Chang’s China Bistro, Inc., a Delaware corporation.
     (o) “Disability” or “Disabled” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or last for a continuous period of not less than twelve months, as determined in accordance with Code Section 409A.
     (p) “Elected Payment Date” means the date (if any) elected by a Non-Employee Director pursuant to Section 5 of this Plan for the payment of vested Restricted Stock Units or Stock-Based Awards.

     (q) “Election Form” means the form approved by the Board for use by a Non-Employee Director to select the form of payment of the Annual Retainer and an Elected Payment Date, if applicable.
     (r) “Election” mean a Non-Employee Director’s election as to the method of payment of the Annual Retainer and Payment Election, if applicable.
     (s) “Equity Plan” means any equity compensation plan that has been approved by the Company’s stockholders, from time to time, provided that such equity compensation plan provides for the applicable Award.
     (t) “Fair Market Value” means the closing price of a share of Common Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Common Stock on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.
     (u) “New Director” means a Non-Employee Director of the Company who first becomes a member of the Board of Directors on a date that is not an Annual Meeting Date.
     (v) “Non-Employee Director” means a member of the Board who, at the time of his or her service, is not an employee of the Company or any Affiliate.
     (w) “Option” means a nonstatutory stock option to purchase one share of Common Stock granted pursuant to the Equity Plan and the Plan prior to the amendment and restatement of the Plan as set forth herein.
     (x) “Ownership Change Event” means any of the following which occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company.
     (y) “Payment Date” means the date on which the first of the events set forth in Section 4.3(b)(iii) shall occur.
     (z) “Payment Election” means a written election made in accordance with the provisions of Section 5 to select an Elected Payment Date with regard to an award of Restricted Stock Units or Stock-Based Awards.
     (aa) “Plan” means this Amended and Restated P.F. Chang’s China Bistro, Inc. Non-Employee Director Compensation Plan.
     (bb) “Plan Year” means the twelve-month period coinciding with the calendar year.
     (cc) “Prorated Amount” means, with respect to a New Director, an amount equal to: (1) the Annual Retainer reduced by the product of (x) the quotient determined by dividing (i) the Annual Retainer by (ii) 365 days, multiplied by (y) the number of days between the Appointment

Date and the Annual Meeting Date immediately preceding the New Director’s Appointment Date (excluding the Annual Meeting Date itself).
     (dd) “Restricted Stock Unit” means a unit established on the Company’s books equivalent to one share of Common Stock, which unit was granted pursuant to the Equity Plan and the Plan.
     (ee) “Stock-Based Award” means a Stock-Based Award as defined under the Equity Plan; for purposes of this Plan, each Stock-Based Award shall represent a unit on the Company’s books which is equivalent to the Fair Market Value of one share of Common Stock and shall be settled and paid in cash as provided for under the Plan.
     (ff) “Termination Date” means the date on which the Non-Employee Director ceases to be a member of the Board of Directors of the Company.
     (gg) “Vesting Date” means, with respect to each Award, the applicable date upon which such Award vests pursuant to Section 5.
3. Administration of the Plan
     Except as otherwise provided herein, the Plan shall be administered by the Board. The Board shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award granted under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Board shall be final and binding on all parties.
4. Annual Retainer
     4.1 Amount of Annual Retainer. Until changed by resolution of the Board, the amount of the Annual Retainer will be $175,000 for each Non-Employee Director, plus $20,000 for the Lead Director, $20,000 for the Chair of the Audit Committee, and $10,000 for each of the Chairs of the Compensation and Executive Development Committee and the Nominating and Corporate Governance Committee.
     4.2 Entitlement to Annual Retainer
     (a) Each Non-Employee Director who is duly elected and qualified as such at the Annual Meeting or who is otherwise serving as a Non-Employee Director immediately following the Annual Meeting, shall receive an Annual Retainer, a portion of which may be paid in cash and a portion (or all) of which shall be paid in Restricted Stock Units, as provided in Section 4.3.
     (b) Each New Director shall receive an Annual Retainer equal to the Prorated Amount on his or her Appointment Date, a portion of which may be paid in cash and a portion of which shall be paid in Restricted Stock Units, as provided in Section 4.3.
     4.3 Payment of Annual Retainer in Cash and/or Restricted Stock Units. Each Non-Employee Director shall receive payment of 50% of the Annual Retainer in the form of cash and 50% in the form of Restricted Stock Units, provided that each Non-Employee Director may make an Election in accordance with Section 5 to have all or a specified percentage of the cash portion of the Annual Retainer payable in Restricted Stock Units.
     (a) The portion of the Annual Retainer that is paid in cash, if any, shall be paid in accordance with the Company’s policies for payment of cash retainers.
     (b) The portion of the Annual Retainer payable in Restricted Stock Units shall consist of the number of Restricted Stock Units (rounded down to the nearest whole number) determined by dividing (i) the amount of the Annual Retainer payable in Restricted Stock Units by (ii) the Fair Market Value of one share of Common Stock on the Annual Meeting Date or the Appointment Date, as applicable. Such Restricted Stock Units shall (i) be granted and credited to the Non-Employee Director’s Account (in addition to Restricted Stock Units previously granted and credited to the Non-Employee Director’s Account) on the Annual Meeting Date or the Appointment Date, as applicable; (ii) vest on the earliest of (I) the next Annual Meeting Date after the date on which the Restricted Stock Units are credited to the Non-Employee Director’s Account, (II) the Non-Employee Director’s death or Disability or (III) a Change in Control; (iii) be settled in shares of Common Stock if and to the extent vested no later than 30 days following the earlier of (I) the Elected Payment Date, or (II) the effective date of a Change in Control Event; and (iv) be subject to the terms and conditions of the applicable Equity Plan under which the Restricted Stock Units are granted.
5. Elections
     5.1 Election Rules. Elections shall be made by filing an Election Form with the Secretary of the Company in accordance with the following rules.
     (a) Elections must be made by December 31st of the Plan Year immediately preceding the Plan Year for which such Election is effective, provided, however, that Elections by a New Director may be made prior to the Appointment Date.
     (b) Subject to the rules set forth herein for making Elections, a Non-Employee Director may elect the following Elected Payment Dates for vested Restricted Stock Units: (i) the Non-Employee Director’s Termination Date, or (ii) the earlier of the date that is the third anniversary of the date on which the Restricted Stock Units are credited to the Non-Employee Director’s Account or the Non-Employee Director’s Termination Date. In the absence of a valid election, the Elected Payment Date for vested Restricted Stock Units is the earlier of the date that is the third anniversary of the date on which the Restricted Stock Units are credited to the Non-Employee Director’s Account or the Non-Employee Director’s Termination Date.
     (c) Elections may not be revoked or modified with respect to the Annual Retainer payable during any Plan Year for which the Elections are effective, except to the extent permitted under Section 409A of the Code. Elections will remain in effect from Plan Year to Plan Year unless modified prospectively by the Non-Employee Director for a subsequent Plan Year. Modifications to a Non-Employee Director’s current Elections for any subsequent Plan Year may be made by filing a new Election Form by December 31st of the Plan Year preceding the Plan Year for which the modified Elections are to become effective.

     5.2 Change of Elected Payment Date. An Elected Payment Date with regard to an Award of Stock-Based Awards or Restricted Stock Units may be changed only if the following are satisfied: (i) the subsequent election shall not take effect until at least 12 months after the date on which the subsequent election is made; (ii) the Elected Payment Date under the subsequent Payment Election must be at least five years after the Elected Payment Date of the current Payment Election; and (iii) the subsequent Payment Election is made at least 12 months prior to the Elected Payment Date under the current Payment Election.
6. Adjustments for Changes in Capital Structure, Etc.
     The provisions of the Equity Plan governing changes in capital structure, etc., shall apply to Awards granted pursuant to the Equity Plan as provided under this Plan.
7. Modification and Termination
     The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.
8. Successors
     All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.
9. Reservation of Rights
     Nothing in this Plan or in any Award provided under this Plan will be construed to limit in any way the right of the Board or the stockholders to remove a Non-Employee Director from the Board of Directors.
10. Miscellaneous
     10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.
     10.2 Requirements of Law. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations.
     10.3 Tax Law Compliance. To the extent any provision of the Plan or action by the Board or Plan Administrator would subject any Non-Employee Director to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and all Awards granted thereunder will comply with Section 409A of the Code and any regulations and guidelines issued thereunder, and the Plan and all Award agreements shall be interpreted and construed on a basis consistent with such intent. The Plan and all Award agreements may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A of the Code.
     10.4 Unfunded Status of the Plan. The Plan is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan. To the extent that any Non-Employee Director or other person acquires a right to receive payments from the Company pursuant to the Plan or any Award made under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company may (but shall have no obligation to) establish a grantor trust in accordance with Revenue Procedure 92-64, 1992-2 C.B. 422 (1992) to which it may contribute shares of Common Stock to meet the Company’s obligations to deliver such shares upon the Elected Payment Date with respect to vested Restricted Stock Units.
     10.5 Governing Law. The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.
     10.6 Nontransferability. A Non-Employee Director’s Account and Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Account and other Awards will be available during the Non-Employee Director’s lifetime only to the Non-Employee Director or the Non-Employee Director’s guardian or legal representative. The Board of Directors may, in its discretion, require a Non-Employee Director’s guardian or legal representative to supply it with evidence the Board of Directors deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Non-Employee Director.
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